SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 18, 2006

TII NETWORK TECHNOLOGIES, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)
1-8048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

1385 Akron Street, Copiague, New York 11726
(Address of Principal Executive Offices) (Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On July 18, 2006, the Company entered into a letter agreement dated July 13, 2006 (the “Amendment”) with Milberg Factors, Inc. (the “Lender”) amending the Security Agreement dated as of September 17, 2003 between the Company and the Lender (the “Financing Agreement’) to provide that during the contract year commencing September 17, 2006, the Company will have the right to terminate the Financing Agreement at any time on 60 days prior notice given at any time prior to December 31, 2006. Except as provided in the Amendment, the Financing Agreement will continue to be automatically renewed for successive two year periods unless terminated by the Lender at any time on 60 days notice or the Company on 60 days notice prior to the end of any renewal term (the current renewal term ends on September 16, 2008). The following summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

        The Financing Agreement enables the Company to have up to $3.0 million of borrowings outstanding at any one time, limited by a borrowing base equal to 85% of eligible accounts receivable, subject to certain reserves. At present the Company has no outstanding borrowings under this credit facility. Outstanding borrowings under the credit facility will bear interest at a specified bank’s prime rate plus 1%, but never less than 5% per annum. The Company is also required to pay an annual facility fee of 3/4 of 1% of the maximum amount of the credit facility.

        The credit facility is guaranteed by the Company’s subsidiary and is secured by a lien and security interest against substantially all of the assets of the Company. The Financing Agreement requires, among other things, that the Company maintain a consolidated tangible net worth of at least $12.0 million and working capital of at least $6.0 million. The Financing Agreement also prohibits, without the Lender’s consent, the payment of cash dividends, significant changes in management or ownership of the Company, business acquisitions, the incurrence of additional indebtedness, other than lease obligations for the purchase of equipment, and the guarantee of the obligations of others. Pursuant to the requirement of EITF 95-22, any amounts outstanding under this facility will be classified as current liabilities on the Company's financial statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

99.1	Letter agreement dated July 13, 2006 between the Company and Milberg Factors, Inc. ("Lender").

99.2	Security Agreement dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(1) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.3	Guaranty Agreement dated as of September 17, 2003 between TII Systems, Inc. and Lender. Incorporated by reference to Exhibit 4(b)(2) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.4	Security Interest In Inventory Under Uniform Commercial Code Supplement to Security Agreement (Accounts Receivable Financing) Contract dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(3) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.5	Security Agreement - Goods and Chattels dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(4) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No 1-8048).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC.

Date: July 20, 2006	By: /s/ Kenneth A. Paladino
Kenneth A. Paladino,
Vice President-Finance, Treasurer and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Letter agreement dated July 13, 2006 between the Company and Milberg Factors, Inc. ("Lender").

99.2	Security Agreement dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(1) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.3	Guaranty Agreement dated as of September 17, 2003 between TII Systems, Inc. and Lender. Incorporated by reference to Exhibit 4(b)(2) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.4	Security Interest In Inventory Under Uniform Commercial Code Supplement to Security Agreement (Accounts Receivable Financing) Contract dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(3) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No. 1-8048).

99.5	Security Agreement - Goods and Chattels dated as of September 17, 2003 between the Company and Lender. Incorporated by reference to Exhibit 4(b)(4) to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 (File No 1-8048).